Exhibit 99.1

MongoDB Strengthens Global Cloud Database with Acquisition of mLab
NEW YORK, NY - October 9, 2018 – Today MongoDB, Inc. (Nasdaq: MDB), the leading modern, general purpose database platform, announced it has entered into a definitive agreement to acquire mLab, a San Francisco-based cloud database service. The acquisition is expected to close in the fourth quarter of MongoDB’s fiscal year ending Jan. 31, 2019, subject to the satisfaction of customary closing conditions. MongoDB’s acquisition of mLab will help deepen its relationships with developer-centric startup communities, a segment with which mLab has been very successful. mLab currently has approximately one million hosted databases on its platform across both free and paid tiers.
“MongoDB represents a dramatic sea change in how application developers work with data.” said Will Shulman, CEO, mLab. “There is a trend towards building software systems via microservices and deploying those systems in the cloud. As this trend continues, we anticipate it will open enormous market opportunities for global cloud databases, and MongoDB will be well positioned to power these types of software systems in ways that other database technologies cannot. We are very excited to come together with MongoDB to modernize the way companies store and manage their most valuable asset -- their data.”

MongoDB Atlas delivers the world’s leading modern, general purpose database as an independent, global cloud service. Proven operational and security practices are built in, automating complex and time-consuming administration tasks such as infrastructure provisioning and database setup while ensuring high availability and performance, global data distribution, and consistent backups. Atlas enables users to deploy, manage, and scale MongoDB on Amazon Web Services, Microsoft Azure, and Google Cloud Platform in a few clicks or API calls.
“Atlas has seen tremendous momentum in its first two years since launch, growing over 400 percent year over year in the second quarter of this year. This reflects the popularity of MongoDB in the public cloud and the desire by many customers to consume MongoDB as a service,” said Dev Ittycheria, President & CEO, MongoDB. “The mLab acquisition will give us the ability to scale Atlas even faster. mLab has been providing a compelling service to their customers for seven years and we are delighted to bring this talented team into the MongoDB family.”
About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in
New York, MongoDB has more than 7,400 customers in over 100 countries. The MongoDB database platform has been downloaded over 40 million times and there have been more than one million MongoDB University registrations.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations, including statements concerning the potential benefits and effects of the proposed transaction on MongoDB’s business, reach into start-up communities, growth of the MongoDB Atlas business, the migration of mLab customers and the anticipated timing of closing of the proposed transaction, as well as the significant of the opportunity created by the trend towards building software systems via microservices and deploying those systems in the cloud. These forward-looking statements reflect MongoDB’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to it and on assumptions it has made. Although MongoDB believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, it can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond its control including, without limitation: the risk that the transaction may not be completed in a timely manner or at all; failure to achieve the expected benefits of the transaction; its ability to implement its plans, objectives and other expectations with respect to mLab’s business; negative effects of the announcement or the consummation of the transaction on our business operations, operating results or share price; significant transaction costs; unknown liabilities; its limited operating history; failure of our database platform to satisfy customer demands; the effects of increased competition; its ability to effectively expand its sales and marketing organization; its ability to continue to build and maintain credibility with the developer community; its ability to add new customers or increase sales to its existing customers; its ability to maintain, protect, enforce and enhance its intellectual property; the growth and expansion of the market for database products and its ability to penetrate that market; its ability to maintain the security of our software and adequately address privacy concerns; its ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of MongoDB’s common stock; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in MongoDB’s Securities and Exchange Commission filings and reports, including its Annual Report on Form 10-K filed on March 30, 2018, as well as future filings and reports by MongoDB. Except as required by law, MongoDB undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.